Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

Supplemental Information

December 31, 2004

TABLE OF CONTENTS

1.	Fourth Quarter and Year-end 2004 Earnings Press Release	3

2.	Financial Highlights
	Summarized Operating Results	8
	Summarized Balance Sheets	9
	Funds From Operations / Summary of Capital Expenditures	10
	Market Data / Capital Availability	11
	Components of Rental Income	12

3.	Summary of Debt
	Summary of Outstanding Debt	13
	Summary of Debt Maturities	14

4.	Summary of Redevelopment Opportunities and Santana Row	15

5.	2004 Acquisitions and Dispositions	16

6.	Real Estate Status Report	17

7.	Property Operating Income by Metropolitan Area	19

8.	Leasing Summary
	Retail Leasing Summary – Comparable	20
	Retail Leasing Summary – Non-comparable	21

9.	Lease Expirations	22

10.	Portfolio Leased Statistics	23

11.	Summary of Top 25 Tenants	24

12.	Reconciliation of Net Income to FFO Guidance	25

13.	Joint Venture Disclosure
	Summarized Operating Results and Balance Sheet	26
	Summary of Outstanding Debt and Debt Maturities	27
	2004 Acquisitions and Dispositions	28
	Real Estate Status Report	29

14.	Glossary of Terms	30

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 11, 2004, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that any redevelopment or renovation project that we do pursue may not perform as anticipated;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2004.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Suzanne O’Neill
Vice President, Capital Markets & Investor Relations	Manager, Investor Relations
301/998-8166	301/998-8358
ablocher@federalrealty.com	soneill@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2004 OPERATING RESULTS

ROCKVILLE, Md. (February 16, 2005) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year ended December 31, 2004.

•	Federal Realty reported record Funds from Operations available for common shareholders (FFO) per diluted share of $2.85 for the year, and net income per diluted share of $1.41.

•	(FFO) per diluted share was $0.70 for fourth quarter 2004 and net income available for common shareholders per diluted share was $0.36.

•	For 2004, same-center property operating income increased 4.3% including redevelopments and expansions, and 3.4% excluding redevelopments and expansions.

•	Cash-basis contractual rent increases on lease rollovers were 18% for both the fourth quarter and the year on more than 398,000 and approximately 1.7 million square feet, respectively, of retail space for which there was a prior tenant.

•	The Trust’s portfolio was 95.1% leased at December 31, 2004.

Financial Results

Federal Realty reported FFO of $37.1 million, or $0.70 per diluted share in fourth quarter 2004. This compares to FFO of $41.4 million, or $0.82 per diluted share reported in fourth quarter 2003, which included approximately $8.0 million ($0.16 per diluted share) of insurance recovery for lost income from the Santana Row fire.

For the year ended December 31, 2004, Federal Realty reported FFO of $148.7 million, or $2.85 per diluted share, including approximately $3.1 million, or $0.06 per diluted share, of Santana Row insurance proceeds. For 2003, the Trust reported FFO of $131.3 million, or $2.70 per diluted share, which included the $8.0 million ($0.16 per diluted share) of Santana Row insurance proceeds, and a $3.4 million ($0.07 per diluted share) charge relating to the redemption of the Trust’s 7.95% Series A Cumulative Redeemable Preferred Shares in accordance with generally accepted accounting principles.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2004 OPERATING RESULTS

February 16, 2005

Net income available for common shareholders was $19.0 million, and net income available for common shareholders per diluted share was $0.36 for the quarter ended December 31, 2004, versus $32.5 million and $0.66, respectively, for the fourth quarter of 2003. For the year ended December 31, 2004, Federal Realty reported net income available for common shareholders of $72.7 million, or $1.41 per diluted share. This compares to net income available for common shareholders of $76.0 million, or $1.59 per diluted share, for the year ended December 31, 2003.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO available for common shareholders and FFO per diluted share to net income available for common shareholders and net income available for common shareholders per diluted share, respectively, is attached to this press release.

“I am extremely proud of what the Trust accomplished in 2004, including our record FFO per share,” commented Donald Wood, Federal Realty’s President and Chief Executive Officer. “Record leasing activity, effective identification and execution of redevelopment opportunities, and acquisition capacity for both our own portfolio and our joint venture have created tremendous momentum coming out of 2004 that should support our growth for 2005 and beyond.”

Portfolio Results

On a same-center basis, property operating income for fourth quarter 2004 increased 3.4% over fourth quarter 2003 both including and excluding redevelopment properties. For the year ended December 31, 2004, same-center property operating income increased 4.3% when redevelopments and expansions are included, and 3.4% when redevelopments and expansions are excluded.

Overall, the Trust’s portfolio was 95.1% leased as of December 31, 2004, a 200 basis point improvement from the 93.1% leased at December 31, 2003. As of December 31, 2004, Federal Realty’s same-center portfolio was 96.8% leased, compared to 96.1% leased at year-end 2003.

During the fourth quarter of 2004, the Trust signed 96 leases for a total of 454,000 square feet of retail space. On a comparable space basis (i.e. spaces for which there was a former tenant), the Trust leased more than

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2004 OPERATING RESULTS

February 16, 2005

398,000 square feet at a weighted-average cash-basis contractual rent increase per square foot (i.e. excluding the impact of straight-line rents) of 18%. The weighted-average contractual rent on this comparable space for the first year of the new leases is $22.18 per square foot compared to the weighted-average contractual rent of $18.75 per square foot for the last year of the prior leases. The weighted-average contractual rent for the last year of the prior leases is calculated by including both the minimum rent and the percentage rent actually paid during the last year of those leases.

During 2004, Federal Realty signed 320 leases for a record 1.7 million square feet of comparable space at a weighted-average cash-basis contractual rent increase per square foot of 18%. The weighted-average contractual rent on this comparable space for the first year of the new leases is $21.63 per square foot compared to the weighted-average contractual rent of $18.37 per square foot for the last year of the prior leases. The year 2004 was the 14th consecutive year in which the Trust had weighted-average contractual rent increases in excess of 10%.

On a GAAP basis (i.e. including the impact of straight-line rents), weighted-average rent increases per square foot for comparable space were 29.6% for the fourth quarter of 2004 and 27.5% for the year ended December 31, 2004. As of December 31, 2004, Federal Realty’s weighted-average contractual rent for all retail and commercial space in its portfolio was $18.33 per square foot.

At Santana Row, Federal Realty’s mixed-use community in San Jose, Calif., 94% of the retail space was leased to 110 tenants, with 105 stores open and operating as of December 31, 2004. The 255 existing residential units at Santana Row were 95% leased as of December 31, 2004, and the development of the 256 Phase IV residential units remains on budget with the first unit deliveries expected in Spring 2005.

Guidance

Federal Realty today increased guidance for 2005 FFO per diluted share to a range of $3.01 to $3.04, and net income per diluted share to $1.41 to $1.44.

Summary of Other Quarterly Activities and Recent Developments

•	December 7, 2004 – Federal Realty announced the acquisition of a supermarket-anchored shopping center in the Boston metropolitan area for $16.5 million. The property, Atlantic Plaza in North Reading, Mass., was acquired through the Trust’s joint venture with Clarion Lion Properties Fund.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2004 OPERATING RESULTS

February 16, 2005

•	December 14, 2004 – Federal Realty announced that its Board of Trustees had declared a regular quarterly cash dividend of $0.505 per share on its common shares, resulting in an indicated annual dividend rate of $2.02 per share.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year-end 2004 earnings conference call, which is scheduled for February 17, 2005, at 11 a.m. Eastern Standard Time. To participate, please call (888) 566-5771 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available for 30 days by dialing (800) 679-9654.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 16.9 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 460,000 square feet of retail space through its joint venture with Clarion Lion Properties Fund in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.1% leased to approximately 2,200 national, regional, and local retailers as of December 31, 2004, with no single tenant accounting for more than 2.3% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 37 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 11, 2004, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that any redevelopment or renovation project that we do pursue may not perform as anticipated;

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2004 OPERATING RESULTS

February 16, 2005

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2004.

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Federal Realty Investment Trust

Summarized Operating Results

December 31, 2004

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
CONSOLIDATED OPERATING RESULTS

Revenues
Rental income	$94,548	$95,402	$371,856	$338,057
Other property income	4,880	3,140	17,503	10,407
Mortgage interest income	1,266	770	4,915	4,103

	100,694	99,312	394,274	352,567
Expenses
Rental	24,898	23,629	91,614	82,289
Real estate taxes	9,827	9,005	38,296	34,126
General and Administrative	4,721	2,178	18,164	11,820
Depreciation and amortization	22,823	20,934	89,709	74,468

	62,269	55,746	237,783	202,703

Operating income	38,425	43,566	156,491	149,864

Other interest income	421	534	1,506	1,274
Interest expense	(21,223)	(20,682)	(85,058)	(75,232)
Income from real estate partnership	183	—	205	—
Minority interests	(853)	(1,413)	(4,170)	(4,670)

Income from continuing operations	16,953	22,005	68,974	71,236

Discontinued operations
Operating income from discontinued operations	244	1,065	1,130	3,208
Gain on sale of real estate	4,721	12,330	14,052	20,053

Results from operations of discontinued assets	4,965	13,395	15,182	23,261

Net Income	21,918	35,400	84,156	94,497

Dividends on preferred stock	(2,869)	(2,869)	(11,475)	(15,084)
Preferred stock redemption fee	—	—	—	(3,423)

Net income available for common shareholders	$19,049	$32,531	$72,681	$75,990

FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS
Net income	$21,918	$35,400	$84,156	$94,497
Gain on sale of real estate	(4,721)	(12,330)	(14,052)	(20,053)
Depreciation and amortization of real estate assets	20,503	19,067	81,649	68,202
Depreciation on joint venture real estate assets	137	—	187	—
Amortization of initial direct costs of leases	1,981	1,628	7,151	5,801

Funds from operations	39,818	43,765	159,091	148,447
Dividends on preferred stock	(2,869)	(2,869)	(11,475)	(15,084)
Income attributable to operating partnership units	175	501	1,055	1,317
Preferred stock redemption fee	—	—	—	(3,423)

Funds from operations available for common shareholders	37,124	41,397	148,671	131,257

Weighted average number of common shares, diluted	52,814	50,447	52,257	48,619

Funds from operations per share available for common shareholders	$0.70	$0.82	$2.85	$2.70

NET INCOME PER COMMON SHARE, BASIC
Income from continuing operations available for common shareholders	$0.27	$0.39	$1.13	$1.09
Income from discontinued operations	0.10	0.27	0.29	0.51

Net income available for common shareholders, basic	$0.37	$0.66	$1.42	$1.60

Weighted average number of common shares, basic	51,870	49,066	51,008	47,379

NET INCOME PER COMMON SHARE, DILUTED
Income from continuing operations available for common shareholders	$0.27	$0.39	$1.12	$1.11
Income from discontinued operations	0.09	0.27	0.29	0.48

Net income available for common shareholders, diluted	$0.36	$0.66	$1.41	$1.59

Weighted average number of common shares, diluted	52,372	50,447	51,547	48,619

Federal Realty Investment Trust

Summarized Balance Sheets

December 31, 2004

Financial Highlights

(in thousands, except per share data)

(unaudited)

	December 31, 2004	December 31, 2003
CONSOLIDATED BALANCE SHEETS

ASSETS

Real estate, at cost	$2,666,276	$2,470,149
Less accumulated depreciation and amortization	(595,338)	(514,177)

Net real estate investments	2,070,938	1,955,972

Cash and cash equivalents	30,475	34,968
Accounts and notes receivable	34,849	31,207
Mortgage notes receivable	42,909	41,500
Investment in real estate partnership	9,631	—
Other assets	78,094	77,538

TOTAL ASSETS	$2,266,896	$2,141,185

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Obligations under capital leases and mortgage notes	$410,885	$414,357
Notes payable	325,051	361,323
Senior notes and debentures	568,121	532,750
Other liabilities	153,351	111,799

Total liabilities	1,457,408	1,420,229

Minority interests	18,954	29,582

Shareholders’ equity
Preferred stock	135,000	135,000
Common shares and other shareholders’ equity	655,534	556,374

Total shareholders’ equity	790,534	691,374

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,266,896	$2,141,185

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

December 31, 2004

	Three Months Ended		Year Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(in thousands, except per share data)		(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)

Net income	$21,918	$35,400	$84,156	$94,497
Gain on sale of real estate	(4,721)	(12,330)	(14,052)	(20,053)
Depreciation and amortization of real estate assets	20,503	19,067	81,649	68,202
Depreciation of joint venture real estate assets	137	—	187	—
Amortization of initial direct costs of leases	1,981	1,628	7,151	5,801

Funds from operations	39,818	43,765	159,091	148,447
Dividends on preferred stock	(2,869)	(2,869)	(11,475)	(15,084)
Income attributable to operating partnership units	175	501	1,055	1,317
Preferred stock redemption fee	—	—	—	(3,423)

Funds from operations available for common shareholders (2)	$37,124	$41,397	$148,671	$131,257

Weighted average number of common shares, diluted	52,814	50,447	52,257	48,619

Funds from operations per share available for common shareholders (2)	$0.70	$0.82	$2.85	$2.70

Summary of Capital Expenditures

Non-maintenance capital expenditures
Acquisition related (3)	$1,882	$2,312	$13,727	$2,438
Capital expenditures related to new square footage	467	330	3,818	330
Development, redevelopment and expansions	10,838	18,820	54,877	134,329
Tenant improvements	5,487	4,554	26,218	15,411

Total non-maintenance capital expenditures	18,673	26,016	98,640	152,508
Maintenance capital expenditures	4,168	1,969	10,643	5,294

Total capital expenditures	$22,841	$27,985	$109,283	$157,802

Dividends and Payout Ratios
Common dividends declared	$26,330	$24,108	$101,969	$93,889

Dividend payout ratio % - FFO	71%	58%	69%	72%

Notes:

(1)	See Glossary of Terms.
(2)	For 2004, includes $3.1 million ($.06 per share) for Santana Row fire insurance proceeds. For 2003, includes a $3.4 million charge ($.07 per share) for preferred stock redemption and approximately $8.0 million of income ($.16 per share) from Santana Row fire insurance proceeds.
(3)	Capital expenditures related to properties acquired in the last two years for which non-maintenance expenditures were planned at the time of the acquisition underwriting.

Federal Realty Investment Trust

Market Data / Capital Availability

December 31, 2004

	As of
	December 31, 2004	December 31, 2003
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	52,137	49,201
Market price per common share	$51.65	$38.39

Common equity market capitalization	$2,692,876	$1,888,826

Series B preferred shares outstanding	5,400	5,400
Market price per Series B preferred share	$27.13	$27.50

Preferred equity market capitalization	$146,502	$148,500

Equity market capitalization	$2,839,378	$2,037,326

Total debt (2)	1,304,057	1,310,680

Total market capitalization	$4,143,435	$3,348,006

Total debt to market capitalization	31%	39%

Total debt to market capitalization at constant price of $38.39	38%	39%

Fixed rate debt ratio:
Fixed rate debt	87%	73%
Variable rate debt	13%	27%

	100%	100%

Capital availability:
Cash on hand	$30,475	$34,968
Available capacity under line of credit	245,000	200,250
Available for issuance under shelf registration statement	225,000	400,000

	$500,475	$635,218

Notes:

(1)	Consists of 53,616,827 shares issued net of 1,480,202 shares held in Treasury as of December 31, 2004. As of December 31, 2003, consists of 50,670,851 shares issued net of 1,470,275 shares held in Treasury. Amounts do not include 449,325 and 852,222 Operating Units outstanding at December 31, 2004 and December 31, 2003, respectively.
(2)	Total debt includes capital leases and mortgages payable, notes payable, and senior notes and debentures. It does not include the $14.2 million which is the Trust’s 30% share of the total $47.2 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

December 31, 2004

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Components of Rental Income

Minimum Rents
Retail and commercial properties (1)	$66,166	$68,699	$281,152	$259,243
Residential (2)	3,191	3,095	12,486	9,151
Cost Reimbursements	23,234	21,923	72,424	63,511
Percentage Rents	1,957	1,685	5,794	6,152

Total Rental Income	$94,548	$95,402	$371,856	$338,057

Notes:

(1)	For the year ended December 31, 2004 and December 31, 2003, minimum rents include $3.6 million and $1.9 million, respectively, to recognize rent on a straight-line basis and includes $1.6 million and $0.3 million, respectively, to recognize income for market lease adjustments on acquired properties in accordance with SFAS 141. Fire insurance proceeds attributable to rental income lost at Santana Row as a result of the August 2002 fire of approximately $3.1 million and $8.0 million for 2004 and 2003, respectively are included in retail minimum rents. For the three months ended December 31, 2004 and December 31, 2003, minimum rents include $1.1 million and $0.9 million, respectively, to recognize rent on a straight-line basis and includes $0.5 million and $0.2 million, respectively, to recognize income for market lease adjustments on acquired properties in accordance with SFAS 141. Fire insurance proceeds attributable to rental income lost at Santana Row as a result of the August 2002 fire of approximately $0.3 million and $8.0 million for the fourth quarter of 2004 and 2003, respectively are included in retail minimum rents.
(2)	Residential minimum rents comprise the rents at Rollingwood Apartments, The Crest at Congressional Apartments and the residential rents at Santana Row.

Federal Realty Investment Trust

Summary of Outstanding Debt

December 31, 2004

	Maturity	Interest Rate as of December 31, 2004		Balance
				(in thousands)
Mortgage Loans (a)
Secured Fixed Rate
Leesburg Plaza	10/01/08	6.510%		$9,900
164 E Houston Street	10/06/08	7.500%		189
Mercer Mall	09/01/09	8.375%		4,639
Federal Plaza	06/01/11	6.750%		35,127
Tyson’s Station	09/01/11	7.400%		6,633
Barracks Road	11/01/15	7.950%		43,728
Brick Plaza	11/01/15	7.415%		32,533
Hauppauge	11/01/15	7.950%		16,484
Lawrence Park	11/01/15	7.950%		30,994
Wildwood	11/01/15	7.950%		27,243
Wynnewood	11/01/15	7.950%		31,586
Mount Vernon	04/15/28	5.660	%(b)	12,829

				$251,885

Notes Payable
Unsecured Fixed Rate
Perring Plaza Renovation	01/31/13	10.000%		$1,977
Other	various	various		45
Unsecured Variable Rate
Revolving credit facility	10/08/06	LIBOR + .75	%(c)	55,000
Term note with banks	10/08/06	LIBOR + .95%		100,000
Term note with banks	10/08/08	LIBOR + .95	%(d)	150,000
Escondido (Municipal bonds)	10/01/16	2.560	%(e)	9,400
Secured Fixed Rate
Loehmann’s Redemption Note	09/27/06	2.340	%(f)	8,629

				$325,051

Notes and Debentures
Unsecured Fixed Rate
6.625% Notes (fixed)	12/01/05	6.625%		$40,000
6.99% Medium Term Notes	03/10/06	6.894	%(g)	40,500
6.125% Notes	11/15/07	6.325	%(h)	150,000
8.75% Notes	12/01/09	8.750%		175,000
4.50% Notes	02/15/11	4.500%		75,000
7.48% Debentures	08/15/26	7.480%		50,000
6.82% Medium Term Notes	08/01/27	6.820%		40,000

Subtotal				570,500
Less: Unamortized Debt Discount				(2,379)

				$568,121

Capital Lease Obligations
		Various through 2077	(i)	$159,000

Total Fixed and Variable Rate Debt				1,304,057

						Average annualized interest rate
Total fixed rate debt				$1,139,657	87.39%	6.88%
Total variable rate debt		(j	)	164,400	12.61%	2.23%

TOTAL DEBT AND CAPITAL LEASES				$1,304,057	100.00%	6.30%

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (k)	2.56	2.99	2.51	2.24
Ratio of Adjusted EBITDA to combined fixed charges and preferred share dividends (k)	2.38	2.51	2.37	2.06

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share ($14.2 million) of the $47.2 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(c)	A $300 million three-year revolving credit facility, with a one-year extension option. The weighted average effective rate for the quarter and year was 2.86% and 2.22%, respectively.
(d)	In January 2004, the Trust purchased an interest rate swap on this note thereby locking in the LIBOR portion of the interest rate at 2.401% through October 2006.
(e)	The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average interest rate for the twelve months ended December 31, 2004 was 2.71%.
(f)	The note bears interest at the Applicable Federal Rate established by the Internal Revenue Service for short-term debt instruments for the month of September 2004. It was paid in full on February 1, 2005.
(g)	The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.
(h)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.
(i)	The average annualized interest rate on capital lease obligations as of December 31, 2004 is 8.78% on a basis of minimum rent and 11.01% including performance-based participation rent paid by the Trust.
(j)	Average annualized interest rate on variable rate debt as of December 31, 2004.
(k)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series A preferred shares (through redemption) and Series B preferred shares. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

December 31, 2004

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2005	$4,357	$40,000	$44,357		3.4%	3.4%
2006	5,037	204,129	209,166	(1)	16.0%	19.4%
2007	5,436	149,279	154,715		11.9%	31.3%
2008	5,828	159,542	165,370		12.7%	44.0%
2009	6,164	178,332	184,496		14.1%	58.1%
2010	6,639	—	6,639		0.5%	58.6%
2011	6,670	111,631	118,301		9.1%	67.7%
2012	6,801	—	6,801		0.5%	68.2%
2013	5,361	—	5,361		0.4%	68.6%
2014	5,771	—	5,771		0.4%	69.0%
Thereafter	157,874	245,206	403,080		31.0%	100.0%

Total	$215,938	$1,088,119	$1,304,057		100.0%

Note:

(1)	Includes a $100 million term loan and $55 million drawn under the Trust’s $300 million three-year revolving credit facility.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities and Santana Row

December 31, 2004

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Stabilized in 2004 (3)
Santana Row Phase II	San Jose, CA	Two new pad sites (Best Buy and The Container Store) and additional parking	17%	$26.8	$25.4
Houston Street	San Antonio, TX	Retail and ground lease to Hotel Valencia	6%	$11.5	$11.5
Santana Row Phase III	San Jose, CA	Pad site (theater & restaurant)	10%	$4.5	$3.2
Garden Market	Western Springs, IL	Expansion, re-tenanting (new grocer) and new pad site (existing drug store)	11%	$2.6	$2.5
Perring Plaza	Baltimore, MD	Re-tenanting (sporting goods and small shops)	6%	$1.3	$1.2
Old Town Center	Los Gatos, CA	Re-tenanting (office) and site improvements	12%	$0.8	$0.8
Bethesda Row	Bethesda, MD	New pad site (fitness equipment)	16%	$0.8	$0.8
Shops at Willow Lawn	Richmond, VA	Grocer expansion	6%	$0.6	$0.6
Wildwood	Bethesda, MD	Pad expansion and re-tenanting (bank)	31%	$0.4	$0.4
Laurel	Laurel, MD	Grocer expansion	28%	$0.4	$0.4
Lawrence Park	Broomall, PA	Grocer expansion	12%	$0.3	$0.3

Subtotal: Projects Stabilized in 2004 (3) (4)			13%	$49.9	$47.0

Projects Anticipated to Stabilize in 2005 (3)
Bala Cynwyd	Philadelphia, PA	Grocer re-location and expansion and re-tenanting (new health club)	>20%	$5.7	$4.5
Andorra	Philadelphia, PA	Re-tenanting (new health club)	12%	$4.5	$4.0
Leesburg Plaza - Peebles	Leesburg, VA	Re-tenanting (office supply & auto supply)	20%	$2.7	$2.1
Brick Plaza	Brick, NJ	Re-tenanting (electronics)	9%	$2.3	$1.6
Pan Am	Fairfax, VA	Grocer expansion, small shop re-tenanting and site improvements	6%	$2.3	$1.5
Bristol Plaza	Bristol, CT	Grocer relocation, canopy and façade renovation	10%	$1.9	$0.1
Brunswick	North Brunswick, NJ	Re-tenanting (new health club)	11%	$1.5	$1.5
Rutgers Plaza	Franklin, NJ	Grocer re-location and expansion and backfill of existing grocer space	20%	$1.4	$0.1
Greenlawn Plaza	Greenlawn, NY	Re-tenanting and new pad site (child care)	>20%	$2.1	$2.1

Subtotal: Projects Anticipated to Stabilize in 2005 (3) (4)			17%	$24.6	$17.4

Projects Anticipated to Stabilize in 2006 (3)
Santana Phase IV	San Jose, CA	Building 7 residential re-build, 256 rental units.	11%	$58.4	$29.1
Mount Vernon / South Valley	Alexandria, VA	Grocer expansion, small shop re-tenanting, site improvements, and addition of 3 anchors.	12%	$23.5	$3.2
Leesburg Plaza - Kmart	Leesburg, VA	Demolish, redevelop and re-tenant former Kmart building, add two new pad sites (bank & restaurant).	8%	$11.4	$1.4
Village of Shirlington	Arlington, VA	New ground floor retail and parking garage	10%	$5.5	$0.0
Hauppauge Shopping Center	Hauppauge, NY	Pad site re-tenanting (restaurant)	15%	$0.3	$0.1

Subtotal: Projects Anticipated to Stabilize in 2006 (3) (4)			11%	$99.1	$33.8

Total: Projects Anticipated to Stabilize in 2004, 2005 and 2006 (3) (4)			12%	$173.6	$98.2

Redevelopments anticipated to stabilize in 2007 and 2008 include the final phase of Bethesda Row, Rockville Town Square, Mercer Mall, Loehmann’s Plaza, Flourtown, Galaxy, and the Shops at Willow Lawn encompassing estimated costs of $150 to $200 million. (3) (5)

Santana Row Summary (as of Dec. 31, 2004)

	Retail Summary			Residential Summary			Financial Summary ($ millions) (8)
Description	Total Stores	Square Feet	% Leased	Total Units	Rent (6)	% Leased	Projected Cost	Cost to Date	Anticipated Stabilized Yield (7)	Anticipated Stabilization (3)
Phase I - Retail, residential and Hotel Valencia	109	445,212	92%	255	$1.67 - $2.88	95%	$449	$435	5%	2005
Phase II - Best Buy and The Container Store	3	83,991	100%	0	n/a	n/a	$27	$25	17%	2004
Phase III - CineArts theater building & restaurant	2	28,525	100%	0	n/a	n/a	$5	$3	10%	2004
Phase IV - Building 7 residential re-build	—	—	n/a	256	$1.94 - $2.47	n/a	$58	$29	11%	2006

Total	114	557,728	94%	511		95%	$538	$492	6.2%

Notes:

(1)	There is no guaranty that the Trust will ultimately complete any or all of these redevelopment opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent previously being paid for the redevelopment space or space taken out of service as a result of the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.
(6)	Range of gross rents. Market conditions have generally not required concessions on renewals, but have required concessions of up to one month on new 12 month leases. Overall average gross rent for Phase I is $2.03 per square foot per month and $2.28 per square foot per month for Phase IV. The range of rents above reflect the size and type of residential offerings for each phase.
(7)	Calculated as stabilized Property Operating Income (POI) divided by cost.
(8)	Santana Row Phase I and Total Projected Cost and Cost to Date are net of $129 million of insurance proceeds, $11 million of which has been recognized as income in 2003 and 2004.

Federal Realty Investment Trust

2004 Acquisitions and Dispositions

Through December 31, 2004

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price		Anchor tenants
				(in thousands)
March 31, 2004	Westgate Mall	San Jose, CA	637,211	$97,000		Target, Safeway, Burlington Coat Factory, Ross Dress for Less, Nordstrom Rack
September 15, 2004	Mercer Mall (land parcel)	Lawrenceville, NJ	n/a	127
October 12, 2004	Shaw’s Plaza	Carver, MA	75,307	4,000		Shaw’s Supermarket
December 23, 2004	Mercer Mall (West Windsor land parcel)	Lawrenceville, NJ	n/a	308

	Total		712,518	$101,435

Joint Venture Acquisitions

Date	Property	City / State	GLA	Purchase price		Anchor tenants
				(in thousands)
July 1, 2004	Plaza del Mercado	Silver Spring, MD	96,000	$20,578	(1)	Giant Food, CVS
September 20, 2004	Campus Plaza	Bridgewater, MA	115,000	18,450	(2)	Roche Brothers Supermarket, Burlington Coat Factory
September 20, 2004	Pleasant Shops	Weymouth, MA	128,000	20,275		Foodmaster Supermarket, Marshalls
December 1, 2004	Atlantic Plaza	North Reading, MA	126,000	16,500		Shaw’s Supermarket, Sears Hardware

	Total		465,000	$75,803

Federal Realty Investment Trust Dispositions

Date	Property	City / State	GLA	Sales Price
				(in thousands)
June 3, 2004	Village at Shirlington (land parcel)	Arlington, VA	n/a	$4,934
June 14, 2004	Magruder’s Center	Rockville, MD	109,000	14,350	(3)
July 1, 2004	Plaza del Mercado (contribution to joint venture)	Silver Spring, MD	96,000	20,578	(1)
September 16, 2004	Village at Shirlington (land parcels)	Arlington, VA	n/a	2,796	(4)
December 15, 2004	314-324 West Main Street	Avon, CT	25,000	3,923
December 15, 2004	339 West Main Street	Avon, CT	13,000	3,270
December 15, 2004	135 South Main Street	West Hartford, CT	25,000	4,012
December 29, 2004	1706 Sherman Avenue	Evanston, IL	12,000	4,000

	Total		280,000	$57,863

Notes:

(1)	On July 1, 2004, we contributed Plaza del Mercado to a newly formed joint venture in which we own 30% of the equity.
(2)	Purchase price includes $725,000 paid on December 22, 2004 for a 1.5 acre vacant land parcel adjacent to the shopping center.
(3)	On June 14, 2004 the Magruders Center was conveyed to the City of Rockville in lieu of condemnation in order to facilitate the redevelopment of Rockville Town Square.
(4)	On September 16, 2004, we sold two unimproved parcels of land at the Village at Shirlington in conjunction with the redevelopment of the property.

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2004

Property Name	MSA Description	Year Acquired	Total Investment		Ownership Percentage	GLA (1)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
			(in thousands)					(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row	Washington, DC-MD-VA	1993-98	81,322		(3)	440,000	98%	12,576	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	Washington, DC-MD-VA	1965	67,165	(4)	64.1%	337,000	100%		28,000	Whole Foods	Buy Buy Baby / Container Store / Tower Records
Courthouse Center	Washington, DC-MD-VA	1997	7,587		(5)	38,000	100%
Falls Plaza	Washington, DC-MD-VA	1967	8,148		100.0%	73,000	100%		51,000	Giant Food
Falls Plaza-East	Washington, DC-MD-VA	1972	3,356		100.0%	71,000	100%				CVS / Staples
Federal Plaza	Washington, DC-MD-VA	1989	62,092		100.0%	247,000	99%	35,127			TJ Maxx / CompUSA / Ross
Friendship Center	Washington, DC-MD-VA	2001	33,309		100.0%	119,000	100%				Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square	Washington, DC-MD-VA	1993	23,957		100.0%	215,000	90%				Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza	Washington, DC-MD-VA	1994	15,025		100.0%	73,000	100%		30,000	Whole Foods
Laurel	Washington, DC-MD-VA	1986	46,241		99.9%	387,000	98%		61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	Washington, DC-MD-VA	1998	21,676		(5)	231,000	94%	9,900	55,000	Giant Food	Pier One / Office Depot
Loehmann’s Plaza	Washington, DC-MD-VA	1983	45,674		100.0%	251,000	100%				Bally’s / Linens ‘n Things / Loehmann’s
Mid-Pike Plaza	Washington, DC-MD-VA	1982	17,245		(6)	312,000	93%	10,041			Linens ‘n Things / Toys R Us / Bally’s / AC Moore
Mount Vernon	Washington, DC-MD-VA	2003	22,099		(5)	236,000	95%	12,829	54,000	Shoppers Food Warehouse
Old Keene Mill	Washington, DC-MD-VA	1976	5,159		100.0%	92,000	100%		24,000	Whole Foods
Pan Am	Washington, DC-MD-VA	1993	26,286		100.0%	218,000	100%		33,000	Safeway	Micro Center / Michaels
Pentagon Row	Washington, DC-MD-VA	1999	87,335		100.0%	296,000	98%		45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7	Washington, DC-MD-VA	1997	33,605		100.0%	164,000	100%				Staples / TJ Maxx / Tower Records
Quince Orchard	Washington, DC-MD-VA	1993	19,798		100.0%	252,000	99%		24,000	Magruders	Circuit City / Staples
Rockville Town Square	Washington, DC-MD-VA	N/A	2,698		(7)	N/A	N/A			Magruders (signed)
Rollingwood Apartments	Washington, DC-MD-VA	1971	6,725		100.0%	N/A	96%
Sam’s Park & Shop	Washington, DC-MD-VA	1995	12,101		100.0%	51,000	100%				Petco
South Valley	Washington, DC-MD-VA	2003	14,885		(5)	218,000	85%				Home Depot / TJ Maxx
Tower	Washington, DC-MD-VA	1998	18,780		100.0%	109,000	99%				Virginia Fine Wine / Talbots
Tyson’s Station	Washington, DC-MD-VA	1978	3,357		100.0%	50,000	98%	6,633			Trader Joes
Village at Shirlington	Washington, DC-MD-VA	1995	29,452		100.0%	204,000	99%				Cineplex Odeon / Carlyle Grand Café
Wildwood	Washington, DC-MD-VA	1969	17,486		100.0%	86,000	99%	27,243	20,000	Balducci’s	CVS

	Total Washington Metropolitan Area		732,563			4,770,000	97%

Philadelphia Metropolitan Area
Andorra	Philadelphia, PA-NJ	1988	22,415		99.9%	267,000	100%		24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd	Philadelphia, PA-NJ	1993	25,115		100.0%	280,000	100%		45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle	Philadelphia, PA-NJ	1992	28,907		100.0%	267,000	100%		47,000	Genuardi’s	Bed, Bath & Beyond / Stein Mart
Feasterville	Philadelphia, PA-NJ	1980	11,659		100.0%	111,000	100%		53,000	Genuardi’s	OfficeMax
Flourtown	Philadelphia, PA-NJ	1980	9,162		100.0%	187,000	54%		42,000	Genuardi’s
Langhorne Square	Philadelphia, PA-NJ	1985	17,858		100.0%	216,000	88%		55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park	Philadelphia, PA-NJ	1980	26,059		100.0%	354,000	98%	30,994	53,000	Acme Markets	CHI / TJ Maxx / CVS
Northeast	Philadelphia, PA-NJ	1983	21,947		100.0%	292,000	92%				Burlington Coat / Marshalls / Tower Records
Willow Grove	Philadelphia, PA-NJ	1984	26,319		100.0%	215,000	100%				Barnes & Noble / Marshalls / Toys R Us
Wynnewood	Philadelphia, PA-NJ	1996	35,313		100.0%	255,000	99%	31,586	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

	Total Philadelphia Metropolitan Area		224,754			2,444,000	94%

New York / New Jersey
Allwood	Bergen-Passaic, NJ	1988	4,297		(6)	52,000	100%	3,489	25,000	Stop & Shop	Mandee Shop
Clifton	Bergen-Passaic, NJ	1988	5,050		(6)	80,000	96%	3,244			Drug Fair / Dollar Express
Blue Star	Middlesex-Somerset-Hunterdon, NJ	1988	39,855		(6)	407,000	100%	26,626	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brunswick	Middlesex-Somerset-Hunterdon, NJ	1988	23,670		(6)	303,000	97%	11,084	55,000	A&P	A.J. Wright / L.A. Fitness
Rutgers	Middlesex-Somerset-Hunterdon, NJ	1988	15,985		(6)	267,000	100%	12,840	44,000	Stop & Shop	Kmart
Brick Plaza	Monmouth-Ocean, NJ	1989	55,272		100.0%	409,000	98%	32,533	66,000	A&P	Loews Theatre / Barnes & Noble / Sports Authority
Greenlawn Plaza	Nassau-Suffolk, NY	2000	11,967		100.0%	102,000	100%		46,000	Waldbaum’s
Hauppauge	Nassau-Suffolk, NY	1998	26,602		100.0%	131,000	100%	16,484	61,000	Shop Rite	AC Moore
Huntington	Nassau-Suffolk, NY	1988	22,683		(6)	279,000	100%	14,244			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Forest Hills	New York, NY	1997	23,980		100.0%	86,000	100%				Midway Theatre / Duane Reade / Gap
Fresh Meadows	New York, NY	1997	65,183		100.0%	403,000	92%				Filene’s Basement / Kohl’s / Cineplex Odeon
Troy	Newark, NJ	1980	20,545		100.0%	202,000	99%		64,000	Pathmark	AC Moore / Comp USA / Toys R Us
Hamilton	Trenton, NJ	1988	8,395		(6)	190,000	100%	4,809	53,000	Shop Rite	AC Moore / Stevens Furniture
Mercer Mall	Trenton, NJ	2003	87,240		(6)	493,000	96%	59,780	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan

	Total New York / New Jersey		410,724			3,404,000	98%

Boston
Dedham Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1993	29,727		100.0%	243,000	98%		80,000	Star Market	Pier One
Queen Anne Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1994	14,805		100.0%	149,000	100%		50,000	Victory Supermarket	TJ Maxx
Saugus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1996	13,429		100.0%	171,000	100%		55,000	Super Stop & Shop	Kmart
Shaw’s Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	4,023		100.0%	75,000	93%		43,000	Shaw’s Supermarket

	Total Boston		61,984			638,000	98%

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2004

Property Name	MSA Description	Year Acquired	Total Investment	Ownership Percentage	GLA (1)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
			(in thousands)				(in thousands)
Chicago
Crossroads	Chicago, IL	1993	22,285	100.0%	173,000	97%				Comp USA /Golfsmith / Guitar Center
Finley Square	Chicago, IL	1995	28,886	100.0%	313,000	100%				Bed, Bath & Beyond / Sports Authority
Garden Market	Chicago, IL	1994	11,164	100.0%	140,000	100%		63,000	Dominick’s	Walgreens
North Lake Commons	Chicago, IL	1994	13,042	100.0%	129,000	93%		77,000	Dominick’s

	Total Chicago		75,377		755,000	98%

East Region - Other
Governor Plaza	Baltimore, MD	1985	18,913	99.9%	269,000	80%				Bally’s / Comp USA / Office Depot
Perring Plaza	Baltimore, MD	1985	26,075	99.9%	401,000	97%		58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
Barracks Road	Charlottesville, VA	1985	40,221	100.0%	483,000	99%	43,727	91,000	Harris Teeter /Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Gratiot Plaza	Detroit, MI	1973	18,016	100.0%	217,000	100%		69,000	Farmer Jack’s	Bed, Bath & Beyond / Best Buy / DSW
Bristol Plaza	Hartford, CT	1995	22,155	100.0%	277,000	95%		74,000	Stop & Shop	TJ Maxx
Lancaster	Lancaster, PA	1980	10,752	(6)	107,000	100%	4,907	39,000	Giant Food	Michaels
Greenwich Avenue	New Haven-Bridgeport-Stamford-Waterbury	1995	15,996	100.0%	42,000	100%				Saks Fifth Avenue
Winter Park	Orlando, FL	1996	7,169	100.0%	28,000	100%
Eastgate	Raleigh-Durham-Chapel Hill, NC	1986	16,714	100.0%	159,000	86%		23,000	Earth Fare	Stein Mart
Shops at Willow Lawn	Richmond-Petersburg, VA	1983	61,265	99.9%	488,000	71%		60,000	Kroger	Old Navy / Tower Records / Staples

	Total East Region - Other		237,276		2,471,000	90%

	Total East Region		1,742,678		14,482,000	96%

West Region

California
Colorado Blvd	Los Angeles-Long Beach, CA	1996- 1998	16,582	100.0%	69,000	97%				Pottery Barn / Banana Republic
Hermosa Ave	Los Angeles-Long Beach, CA	1997	4,722	90.0%	23,000	100%
Hollywood Blvd	Los Angeles-Long Beach, CA	1999	24,896	90.0%	150,000	78%				Hollywood Entertainment Museum
Third St Promenade	Los Angeles-Long Beach, CA	1996- 2000	75,141	(8)	209,000	99%				J. Crew / Banana Republic /Old Navy /Abercrombie & Fitch
Escondido	San Diego, CA	1996	25,094	70.0%	222,000	97%				Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	San Diego, CA	1996- 1997	12,346	(9)	51,000	86%				Urban Outfitters
150 Post Street	San Francisco, CA	1997	33,412	100.0%	102,000	65%				Brooks Brothers
Kings Court	San Jose, CA	1998	11,718	(5)	79,000	98%		25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center	San Jose, CA	1997	33,787	100.0%	95,000	98%				Borders / Gap Kids / Banana Republic
Westgate	San Jose, CA	2004	113,748	100.0%	640,000	97%		38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
Santana Row (Phase I, II & III)	San Jose, CA	1997	503,054	100.0%	558,000	94%				Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre

	Total California		854,500		2,198,000	93%
West Region - Other
Mill Avenue (10)	Phoenix-Mesa, AZ	1998	11,064	100.0%	39,000	100%				Gordon Biersch
Houston St	San Antonio, TX	1998	63,217	100.0%	171,000	80%	189			Houston Street Station

	Total West Region - Other		74,281		210,000	84%
	Total West Region		928,781		2,408,000	93%

Total			2,671,459		16,890,000	95%	410,885

Notes:

(1)	Excludes redevelopment square footage not yet in service, Santana Row residential, future phases of Santana Row, Rollingwood and The Crest at Congressional Apartments.
(2)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(3)	Portion of property subject to capital lease obligation.
(4)	Total investment includes dollars associated with the 146 units of The Crest at Congressional.
(5)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	Property subject to capital lease obligation.
(7)	Currently under contract to acquire the retail square footage upon completion of development.
(8)	Consists of nine properties, eight at 100% and one at 90%.
(9)	Consists of four properties, three at 100% and one at 90%.
(10)	On February 15, 2005, the Trust sold the two Mill Avenue properties.

Federal Realty Investment Trust

Property Operating Income by Metropolitan Area (1)

December 31, 2004

(in thousands)

For the Year ended December 31, 2004
Washington Metro	$93,748
California (2)	51,231
New York / New Jersey	41,629
Philadelphia	29,640
Other (3)	48,116

Total Property Operating Income	264,364

Interest Income	1,506
Income From Real Estate Partnership	205
Interest Expense	(85,058)
Administrative Expense	(18,164)
Depreciation and Amortization	(89,709)
Minority Interests	(4,170)

Income From Continuing Operations	68,974
Results From Discontinued Operations	15,182

Net Income	$84,156

Notes:

(1)	Property Operating Income consists of rental income, other property income and mortgage interest income, less rental expenses and real estate taxes. The amounts exclude the operating results from discontinued operations.
(2)	Includes Santanta Row fire insurance proceeds of approximately $3 million.
(3)	Comprised of properties located in regions that have fewer than five properties.

Federal Realty Investment Trust

Retail Leasing Summary (1) - Comparable Basis

December 31, 2004

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
4th Quarter 2004	58	67%	212,409	$25.16	$22.65	$533,083	11%	23%	4.5	$392,568	$1.85
3rd Quarter 2004	42	55%	183,428	$24.44	$19.56	$893,800	25%	39%	6.8	$190,135	$1.04
2nd Quarter 2004	52	63%	219,919	$20.83	$18.35	$544,693	13%	22%	5.3	$529,924	$2.41
1st Quarter 2004	32	43%	102,220	$27.45	$24.98	$252,272	10%	22%	5.7	$70,000	$0.68

Total - 12 months	184	58%	717,976	$23.97	$20.87	$2,223,848	15%	26%	5.5	$1,182,627	$1.65

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
4th Quarter 2004	29	33%	185,703	$18.77	$14.30	$830,620	31%	41%	8.9	$3,616,757	$19.48
3rd Quarter 2004	35	45%	225,497	$21.50	$17.99	$791,958	20%	28%	10.3	$5,302,465	$23.51
2nd Quarter 2004	30	37%	261,186	$19.10	$16.74	$617,736	14%	21%	9.5	$3,694,856	$14.15
1st Quarter 2004	42	57%	272,835	$19.93	$16.46	$948,063	21%	30%	9.9	$2,754,080	$10.09

Total - 12 months	136	43%	945,221	$19.85	$16.48	$3,188,377	20%	29%	9.7	$15,368,158	$16.26

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements (6)	Tenant Improvements Per Sq. Ft.
4th Quarter 2004	87	100%	398,112	$22.18	$18.75	$1,363,703	18%	30%	6.2	$4,009,325	$10.07
3rd Quarter 2004	77	100%	408,925	$22.82	$18.69	$1,685,758	22%	33%	8.6	$5,492,600	$13.43
2nd Quarter 2004	82	100%	481,105	$19.89	$17.47	$1,162,429	14%	21%	7.5	$4,224,780	$8.78
1st Quarter 2004	74	100%	375,055	$21.98	$18.78	$1,200,335	17%	27%	8.5	$2,824,080	$7.53

Total - 12 months	320	100%	1,663,197	$21.63	$18.37	$5,412,225	18%	28%	7.7	$16,550,785	$9.95

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Prior Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust

Retail Leasing Summary (1) - Non-Comparable Basis (cash, non-straight-lined basis)

December 31, 2004

Total Lease Summary - Non-Comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (4)	Tenant Improvements (5)	Tenant Improvements Per Sq. Ft.
4th Quarter 2004	9	56,078	$27.07	13.6	$1,178,515	$21.02
3rd Quarter 2004	2	8,609	$58.41	10.0	$—	$—
2nd Quarter 2004	5	14,816	$29.23	7.8	$196,052	$13.23
1st Quarter 2004	10	78,843	$24.69	13.7	$25,000	$0.32

Total - 12 months	26	158,346	$27.79	12.7	$1,399,567	$8.84

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Weighted average is determined on the basis of square footage.
(5)	See Glossary of Terms.

Federal Realty Investment Trust

Lease Expirations

December 31, 2004

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2005	237,000	3%	$12.90	699,000	10%	$21.58	936,000	6%	$19.38
2006	504,000	6%	$9.79	820,000	12%	$24.51	1,324,000	8%	$18.91
2007	884,000	10%	$8.52	995,000	15%	$24.19	1,879,000	12%	$16.81
2008	746,000	8%	$11.28	900,000	13%	$23.03	1,646,000	10%	$17.71
2009	1,167,000	13%	$11.63	930,000	14%	$26.81	2,096,000	13%	$18.36
2010	507,000	6%	$12.23	566,000	8%	$23.10	1,073,000	7%	$17.96
2011	376,000	4%	$18.32	516,000	8%	$29.22	892,000	6%	$24.63
2012	540,000	6%	$12.68	415,000	6%	$33.20	956,000	6%	$21.60
2013	649,000	7%	$14.55	254,000	4%	$30.94	903,000	6%	$19.17
2014	674,000	7%	$18.06	277,000	4%	$31.21	950,000	6%	$21.89
Thereafter	2,747,000	30%	$13.07	374,000	6%	$29.08	3,122,000	20%	$14.99

Total (3)	9,031,000	100%	$12.73	6,746,000	100%	$25.83	15,777,000	100%	$18.33

Assumes lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2005	—	0%	$—	507,000	8%	$22.70	507,000	3%	$22.70
2006	97,000	1%	$11.08	485,000	7%	$26.68	582,000	4%	$24.08
2007	135,000	1%	$7.05	571,000	8%	$24.45	706,000	4%	$21.13
2008	150,000	2%	$11.93	546,000	8%	$23.67	696,000	4%	$21.13
2009	244,000	3%	$11.35	537,000	8%	$28.96	781,000	5%	$23.45
2010	158,000	2%	$13.42	399,000	6%	$25.17	558,000	4%	$21.83
2011	114,000	1%	$15.02	507,000	8%	$24.11	621,000	4%	$22.44
2012	215,000	2%	$13.35	433,000	6%	$28.72	647,000	4%	$23.63
2013	224,000	2%	$12.05	343,000	5%	$24.48	568,000	4%	$19.57
2014	342,000	4%	$13.26	394,000	6%	$27.11	736,000	5%	$20.67
Thereafter	7,352,000	81%	$12.85	2,024,000	30%	$26.46	9,375,000	59%	$15.79

Total (3)	9,031,000	100%	$12.73	6,746,000	100%	$25.83	15,777,000	100%	$18.33

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual rent as of December 31, 2004.
(3)	Represents occupied square footage as of December 31, 2004.

Federal Realty Investment Trust

Portfolio Leased Statistics

December 31, 2004

Overall Portfolio Statistics (1)

	At December 31, 2004			At December 31, 2003
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2)	16,890,000	16,069,000	95.1%	16,234,000	15,120,000	93.1%
Residential Properties (3)	683	639	93.6%	683	653	95.6%

Same Center Statistics (1)

	At December 31, 2004			At December 31, 2003
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4)	12,282,000	11,889,000	96.8%	12,197,000	11,719,000	96.1%
Residential Properties (3)	428	412	96.3%	428	405	94.6%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Includes Rollingwood, Santana Row residential and The Crest at Congressional Apartments for overall portfolio. Does not include Santana Row residential for Same Center.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

December 31, 2004

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Safeway, Inc.	$6,510,000		2.25%	472,000		2.80%	8
2	Gap, Inc.	$6,271,000		2.17%	224,000		1.33%	11
3	Ahold USA, Inc.	$6,133,000		2.12%	502,000		2.97%	10
4	Bed, Bath & Beyond, Inc.	$5,619,000		1.94%	396,000		2.34%	9
5	TJX Companies	$4,202,000		1.45%	454,000		2.69%	14
6	Barnes & Noble, Inc.	$3,697,000		1.28%	174,000		1.03%	7
7	CVS Corporation	$3,597,000		1.24%	150,000		0.89%	14
8	Best Buy Stores, L.P.	$3,484,000		1.20%	101,000		0.60%	3
9	Wakefern Food Corporation	$3,077,000		1.06%	232,000		1.37%	4
10	Retail Ventures (DSW/Filene’s Basement)	$2,994,000		1.04%	30,000		0.18%	1
11	Borders Group, Inc.	$2,780,000		0.96%	129,000		0.76%	5
12	Michaels Stores, Inc.	$2,480,000		0.86%	165,000		0.98%	8
13	OPNET Technologies, Inc.	$2,478,000		0.86%	60,000		0.36%	1
14	MTS, Inc. (Tower Records)	$2,399,000		0.83%	16,000		0.10%	1
15	Great Atlantic & Pacific Tea Co	$2,380,000		0.82%	236,000		1.40%	4
16	CompUSA, Inc.	$2,371,000		0.82%	134,000		0.79%	5
17	The Container Store, Inc.	$2,280,000		0.79%	52,000		0.31%	2
18	Home Depot, Inc.	$2,207,000		0.76%	218,000		1.29%	3
19	Albertsons, Inc.	$2,147,000		0.74%	245,000		1.45%	5
20	Dress Barn, Inc.	$2,125,000		0.73%	109,000		0.65%	15
21	Bally’s Health & Tennis	$2,095,000		0.72%	156,000		0.92%	5
22	Toys R Us, Inc.	$2,079,000		0.72%	259,000		1.53%	7
23	Dollar Tree Stores, Inc.	$2,059,000		0.71%	162,000		0.96%	16
24	Office Depot, Inc.	$2,050,000		0.71%	142,000		0.84%	6
25	Staples, Inc.	$2,004,000		0.69%	106,000		0.63%	6

	Totals - Top 25 Tenants	$79,517,000		27.50%	4,927,000		29.17%	170

	Total	$289,199,000	(1)		16,890,000	(2)		2,193

Note:

(1)	Reflects annual in-place contractual rent as of December 31, 2004.
(2)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of 2005 EPS to 2005 FFO Guidance

December 31, 2004

($ millions except per share amounts)

	Forecast
	to
Net income	$86		$88
Gain on sale of real estate	(4)		(4)
Depreciation and amortization of real estate & joint venture assets	81		81
Amortization of initial direct costs of leases	7		7

Funds from operations	170		172
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders	160	to	162

Weighted Average Shares (diluted)	53.1
Funds from operations available for common shareholders per share	$3.01		$3.04

Federal Realty Investment Trust

Joint Venture Activity

December 31, 2004

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Operating Results and Balance Sheet - Joint Venture

December 31, 2004

Financial Highlights

(in thousands)

CONSOLIDATED OPERATING RESULTS

Inception (July 1 to December 31, 2004)
Revenues
Rental income	$2,476
Other property income	13

2,489
Expenses
Rental	386
Real estate taxes	179
Depreciation and amortization	626

1,191

Operating income	1,298

Interest expense	(616)

Net Income	682

CONSOLIDATED BALANCE SHEET

December 31, 2004
ASSETS

Real estate, at cost	$80,970
Less accumulated depreciation and amortization	(625)

Net real estate investments	80,345

Cash and cash equivalents	2,108
Accounts receivable	583
Other assets	2,836

TOTAL ASSETS	$85,872

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Mortgages	$47,225
Other liabilities	6,544

Total liabilities	53,769

Partners’ Capital	32,103

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$85,872

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

December 31, 2004

OUTSTANDING DEBT

	Maturity	Interest Rate as of December 31, 2004		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Campus Plaza	12/01/09	4.530	%(a)	$11,000
Pleasant Shops	12/01/09	4.530	%(a)	12,400
Plaza del Mercado	07/05/14	5.770	%(b)	13,325
Atlantic Plaza	12/01/14	5.120	%(a)	10,500

Total Fixed Rate Debt				$47,225

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2004	—	—	—	—	—
2005	—	—	—	—	—
2006	—	—	—	—	—
2007	70	—	70	0.2%	0.2%
2008	175	—	175	0.4%	0.6%
2009	185	23,400	23,585	49.9%	50.5%
2010	196	—	196	0.4%	50.9%
2011	208	—	208	0.4%	51.3%
2012	220	—	220	0.5%	51.8%
2013	233	—	233	0.5%	52.3%
Thereafter	142	22,396	22,538	47.7%	100.0%

Total	$1,429	$45,796	$47,225	100.00%

Notes:

(a)	Interest only until maturity.
(b)	Loan is interest only until July 5, 2007, after which principal and interest payments are due based on a 30-year amortization schedule.

Federal Realty Investment Trust

2004 Acquisitions and Dispositions - Joint Venture

Through December 31, 2004

Acquisitions

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in thousands)
July 1, 2004	Plaza del Mercado (1)	Silver Spring, MD	96,000	$20,578	Giant Food, CVS
September 20, 2004	Campus Plaza (2)	Bridgewater, MA	115,000	18,450	Roche Brothers Supermarket, Burlington Coat Factory
September 20, 2004	Pleasant Shops	Weymouth, MA	128,000	20,275	Foodmaster Supermarket, Marshalls
December 1, 2004	Atlantic Plaza	North Reading, MA	126,000	16,500	Shaw’s Supermarket, Sears Hardware

	Total		465,000	$75,803

Notes:

(1)	On July 1, 2004, we contributed Plaza del Mercado to a newly formed joint venture in which we own 30% of the equity.
(2)	Purchase price includes $725,000 paid on December 22, 2004 for a 1.5 acre vacant land parcel adjacent to the shopping center.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

December 31, 2004

Property Name	MSA Description	Year Acquired	Total Investment	GLA	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)			(in thousands)
East Region

Washington Metropolitan Area
Plaza del Mercado	Washington, DC-MD-VA	2004	20,730	96,000	96%	13,325	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		20,730	96,000	96%

New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,207	121,000	100%	10,500	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	21,610	115,000	99%	11,000	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,422	128,000	100%	12,400	38,000	Foodmaster	Marshalls

	Total New England		60,239	364,000	100%

	Total East Region		80,969	460,000	99%

Total			80,969	460,000	99%	47,225

Notes:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: EBITDA is a non-GAAP measure that means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets, impairment provisions, provision for loss on equity securities and other nonrecurring expenses. EBITDA is presented because it provides useful information regarding our ability to service debt. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of EBITDA, adjusted for discontinued operations, to net income for the twelve months ended December 31, 2004 and 2003 is as follows:

	For the Twelve Months Ended December 31,
	(in thousands)
	2004	2003
Net income	$84,156	$94,497
Depreciation and amortization	89,709	75,089
Interest	85,058	75,232
(Gain) on sale of real estate	(14,052)	(20,053)

Adjusted EBITDA	$244,871	$224,765

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Gross revenues, including interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant improvements: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.